Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Brilliant Earth Group, Inc.

San Francisco, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 11, 2021, relating to the financial statement of Brilliant Earth Group, Inc. which is included in the Registration Statement on Form S-1 (333-259164), as amended.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, LLP

Denver, Colorado

September 23, 2021